Calculation of Filing Fee Tables
S-8
Teamshares Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	5,039,004	$ 9.16	$ 46,157,276.64	0.0001381	$ 6,374.32
2	Equity	Common stock, par value $0.0001 per share	Other	6,371,877	$ 4.47	$ 28,482,290.19	0.0001381	$ 3,933.40
3	Equity	Common stock, par value $0.0001 per share	Other	1,439,715	$ 9.16	$ 13,187,789.40	0.0001381	$ 1,821.23
Total Offering Amounts:						$ 87,827,356.23		$ 12,128.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,128.95
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.0001 per share (the "Common Stock") of Teamshares Inc. (the "Registrant") being registered hereunder include such indeterminate number of shares of Common Stock as may become issuable with respect to the shares of Common Stock being registered hereunder as a result of stock dividends, stock splits, recapitalizations or other similar transactions. (2) Represents 5,039,004 shares of Common Stock initially reserved for issuance under the Teamshares Inc. 2026 Incentive Award Plan (the "2026 Plan"). The number of shares of Common Stock available for issuance under the 2026 Plan will be subject to an annual increase on the first day of each calendar year beginning on and including January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 4% of the aggregate number of shares of the Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Company's board of directors. To the extent (i) outstanding awards under the 2026 Plan or the 2020 Plan (as defined below) expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or (ii) shares subject to outstanding 2026 Plan or 2020 Plan awards are delivered to the Company to satisfy the applicable tax withholding obligation with respect to the award, such shares of Common Stock subject to such awards will be available for future issuance under the 2026 Plan. See footnote (4) below. (3) Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market LLC on August 14, 2026, which date is within five business days prior to the filing of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.0001 per share (the "Common Stock") of Teamshares Inc. (the "Registrant") being registered hereunder include such indeterminate number of shares of Common Stock as may become issuable with respect to the shares of Common Stock being registered hereunder as a result of stock dividends, stock splits, recapitalizations or other similar transactions. (4) Represents 6,371,877 shares of Common Stock subject to outstanding options originally granted under the Teamshares Inc. 2020 Equity Incentive Plan (the "2020 Plan") and assumed by the Registrant in connection with the Business Combination. To the extent outstanding awards under the 2020 Plan (i) expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or (ii) are delivered to the Company to satisfy any applicable tax withholding obligation with respect to the award, such shares of Common Stock subject to such awards will be available for future issuance under the 2026 Plan. See footnote (2) above. (5) This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $4.47 per share, which is the weighted average exercise price of outstanding options granted under the 2020 Plan being registered.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.0001 per share (the "Common Stock") of Teamshares Inc. (the "Registrant") being registered hereunder include such indeterminate number of shares of Common Stock as may become issuable with respect to the shares of Common Stock being registered hereunder as a result of stock dividends, stock splits, recapitalizations or other similar transactions. (3) Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market LLC on August 14, 2026, which date is within five business days prior to the filing of this Registration Statement. (6) Represents 1,439,715 shares of Common Stock issuable under the Teamshares Inc. 2026 Employee Stock Purchase Plan (the "2026 ESPP"). The number of shares of Common Stock available for issuance under the 2026 ESPP will be subject to an annual increase on the first day of each calendar year beginning on and including January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 1% of the aggregate number of shares of the Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Company's board of directors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources